                                                                    EXHIBIT 10.1
                   ________________________________________

                           STOCK PURCHASE AGREEMENT

                   ________________________________________


                                FOR THE SALE OF

                            KESTREL HOLDINGS, INC.

                                      TO

                              PIERCE LEAHY CORP.



                           Dated as of May 21, 1998

                           STOCK PURCHASE AGREEMENT


     This STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of May 21, 1998,
                                          ---------
is made and entered into by and among each of the undersigned shareholders (individually, "Seller" and collectively, "Sellers") and Pierce Leahy Corp., a
                ------                     -------
Pennsylvania corporation ("Buyer").
                           -----


                             W I T N E S S E T H:
                             -------------------

     WHEREAS, Sellers own all of the outstanding capital stock (the "Shares") of
                                                                     ------
Kestrel Holdings, Inc. ("Kestrel"); and
                         -------

     WHEREAS, Sellers wish to sell, and Buyer wishes to buy, the Shares for the consideration and on the terms set forth herein.

     NOW, THEREFORE, in consideration of the premises and of the respective representations, warranties, covenants, agreements and conditions contained herein, the parties hereto hereby agree as follows:


                                  ARTICLE 1.

                                  DEFINITIONS

     The terms set forth below in this Article 1 shall have the meanings
                                       ---------
ascribed to them below or in the part of this Agreement referred to below:

     "Acquired Companies" means Kestrel and 100% of the outstanding ownership
      ------------------
interests in the following Persons: Kestrel Data Management and Storage, Inc., a Texas corporation, and Alpha Welch Properties, Inc., a Texas corporation.

     "Advisers Act" means the Investment Advisers Act of 1940, as amended, and
      ------------
the rules and regulations of the SEC thereunder.

     "Affected Employees" is defined in Section 4.16.
      ------------------                ------------

     "Affiliate" means any other Person that directly or indirectly controlling,
      ---------
controlled by, or under common control with such Person. For purposes of this Agreement, "control" over a Person other than an individual shall mean the power to directly or indirectly vote at least 51% of the equity securities of such Person.

     "Agreement" means this Agreement as amended or supplemented together with
      ---------
all Exhibits and Schedules attached or incorporated by reference herein.

     "Applicable Contract" means any material Contract (a) to which any Acquired
      -------------------
Company is a party and has any rights, (b) under which any Acquired Company is subject to any obligation or liability, or (c) by which any Acquired Company or any of the assets owned or used by it is bound.

     "Balance Sheet" means the unaudited consolidated balance sheet of Kestrel
      -------------
as of September 30, 1997.

     "Benefit Plans" is defined in Section 4.16.
      -------------                ------------

     "B, G & L" means the individual selling shareholders, Philip Burguieres,
      --------
John Gourley and C. Berdon Lawrence.

     "Breach" means any inaccuracy in or breach of, or any failure to perform or
      ------
comply with, any representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement, as the case may be.

     "Buyer" is defined above in the preamble.
      -----

     "Buyer Indemnified Party" is defined in Section 10.2.
      -----------------------                ------------

     "CERCLA" shall mean the United States Comprehensive Environmental Response,
      ------
Compensation and Liability Act, 42 U.S.C. (S) 9601 et seq., as amended.

     "Claim" is defined in Section 10.4.
      -----                ------------

     "Closing" and "Closing Date" are defined in Article 3.
      -------       ------------                 ---------

     "Consent" means any approval, consent, ratification, waiver, or other
      -------
authorization (including any Governmental Authorization).

     "Contemplated Transactions" means:  (a) the sale of the Shares by Sellers
      -------------------------
to Buyer; (b) the performance by Buyer and Sellers of their respective covenants and obligations under this Agreement; and (c) Buyer's acquisition of the Shares.

     "Contract" means any agreement, contract, obligation, promise, arrangement,
      --------
understanding or undertaking (whether written or oral and whether express or implied) that is legally binding.

     "Debt" means all interest-bearing debt of the Acquired Companies, including
      ----
short- and long-term debt, capitalized lease obligations, purchase money encumbrances and the Chase Bank of Texas revolving loan facility.

     "Encumbrance" means any claim, lien, pledge, charge, security interest,
      -----------
community property interest, condition, mortgage, easement, servitude, right of way, equitable interest, option, right of first refusal or other restriction, including, without limitation, any restriction on use, voting (in the case of any security), transfer, receipt of income or exercise of any other attribute of ownership.

     "Enforceability Limitations" means the limitations upon enforcement of any
      --------------------------
agreement by reason of (a) bankruptcy, insolvency or other similar laws relating to or affecting the enforcement of creditors' rights generally and (b) equitable principles of general applicability relating to the availability of specific performance, injunctive relief or other legal or equitable remedies.

     "Environmental Law" means any Legal Requirement relating to the environment
      -----------------
in effect in any jurisdiction in which any Acquired Company is conducting business or where any of the properties of any Acquired Company is located, including, without limitation, the Clean Air Act, as amended, CERCLA, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), the Safe Drinking Water Act, as amended, the Toxic Substances Control
  ----
Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Texas Solid Waste Disposal Act, the Texas Water Code and other comparable federal, state and local laws.

     "Environmental Permit" shall mean any Permit required by or given or
      --------------------
granted pursuant to any applicable Environmental Law.

     "ERISA" means the Employee Retirement Income Security Act of 1974 or any
      -----
successor law, and regulations and rules issued pursuant to that Act or any successor law.

     "Escrow Agent" means the Escrow Agent (as defined in the Escrow Agreement).
      ------------

     "Escrow Agreement" means an Escrow Agreement, substantially in the form
      ----------------
attached hereto as Exhibit B among Sellers, Buyer and Escrow Agent.
                   ---------

     "Escrow Amount" means the amount specified in Section 10.7 as the Escrow
      -------------                                ------------
Amount.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or
      ------------
any successor law, and regulations and rules issued pursuant to that Act or any successor law.

     "Facilities" means any real property, leaseholds, or other interests
      ----------
currently owned or operated by any Acquired Company and any buildings, plants, structures, or equipment currently owned or operated by any Acquired Company.

     "Financial Statements" means the unaudited consolidated Balance Sheet,
      --------------------
consolidated statement of income and expense and consolidated statement of cash flow of Kestrel for the twelve (12) month period ended September 30, 1997. In addition, the term "Financial Statements" shall include the unaudited consolidated balance sheet, unaudited consolidated statement of income and expense and unaudited consolidated statement of cash flow of Kestrel for the six-month period ended March 31, 1998.

     "GAAP" means generally accepted United States accounting principles.
      ----

     "Governmental Authorization" means any approval, consent, license, permit,
      --------------------------
waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

     "Governmental Body" means the government of the United States or any state
      -----------------
or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Hazardous Substance" shall mean any material, chemical, substance, waste
      -------------------
or matter which (i) is petroleum or a petroleum product, (ii) constitutes a Hazardous Substance, toxic substance or pollutant as such terms are defined by or pursuant to any Environmental Law or (iii) is regulated or controlled as a Hazardous Substance, toxic substance, pollutant or other regulated or controlled material, chemical, substance, waste or matter pursuant to any Environmental Law.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or
      -------
any successor law, and regulations and rules issued pursuant to that Act or any successor law.

     "Indebtedness" means all obligations for borrowed money and accounts
      ------------
payable, however evidenced, including but not limited to purchase money and seller financing and principal and interest.

     "Indemnified Party" is defined in Section 10.4.
      -----------------                ------------

     "Indemnifying Party" is defined in Section 10.4.
      ------------------                ------------

     "Intellectual Property" is defined in Section 4.19.
      ---------------------                ------------

     "IRC" means the Internal Revenue Code of 1986, as amended.
      ---

     "IRS" means the United States Internal Revenue Service or any successor
      ---
agency, and, to the extent relevant, the United States Department of the Treasury.

     "Kestrel" is defined in the first recital of this Agreement.
      -------

     "KSA" means Kestrel Servicio de Archivos, Inc., a Texas corporation.
      ---

     "Knowledge" means, with respect to a particular fact or other matter,
      ---------
actual knowledge and awareness of such fact or other matter. As used in this Agreement, the phrase "Knowledge of Sellers", "Sellers' Knowledge," "Known to Sellers" and similar phrases shall mean only the Knowledge of Donald Schad, Lynda Grindrod and Hugh Van Cutsem. As used in this Agreement, the phrase "Knowledge of Buyer," "Buyer's Knowledge," "Known to Buyer" and similar phrases shall mean only the knowledge of J. Peter Pierce and Joseph P. Linaugh.

     "Leased Personal Property" is defined in Section 4.13(b).
      ------------------------                ---------------

     "Legal Requirement" means any applicable federal, state, local, municipal,
      -----------------
foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

     "Loss" or "Losses" shall mean any and all liabilities, losses, costs,
      ----      ------
claims, damages (excluding consequential, punitive and exemplary damages), penalties and expenses (including reasonable attorneys' fees and expenses and reasonable costs of investigation and litigation). In the event any of the foregoing are indemnifiable hereunder, the terms "Loss" and "Losses" shall include any and all reasonable attorneys' fees and expenses and reasonable costs of investigation and litigation incurred by the Indemnified Person in enforcing such indemnity.

     "Management Agreement" means any written agreement between any Acquired
      --------------------
Company and any customer whose files and records are stored, held and maintained by such Acquired Company in cartons, containers (including materials stored in vaults) or otherwise.

     "Material Adverse Change" means any change that could reasonably be
      -----------------------
expected to result in an adverse effect on the Acquired Companies, in the aggregate, of at least $100,000.

     "Material Adverse Effect" means an effect on the condition (financial or
      -----------------------
otherwise), results of operation, personal and real property, other assets or liabilities of the Acquired Companies or any of their respective assets that could reasonably be expected to involve an adverse effect on any of the Acquired Companies, in the aggregate, of at least $100,000.

     "Order" means any award, decision, injunction, judgment, order, ruling,
      -----
subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

     "Ordinary Course of Business" means an action taken by a Person that is (a)
      ---------------------------
consistent with the past practices of such Person and is taken in the ordinary course of the normal operations of such Person and (b) not required to be authorized by the board of directors of such Person based on the past practices of such Person.

     "Organizational Documents" means (a) the articles or certificate of
      ------------------------
incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (e) any amendment to any of the foregoing.

     "Owned Personal Property" is defined in Section 4.13(a).
      -----------------------                ---------------

     "Permitted Encumbrances" means Encumbrances which:  (i) secure Taxes which
      ----------------------
are not, at the time of closing, due and payable, or are being contested in good faith in the Ordinary Course of Business; (ii) secure the claims of materialmen, carriers, landlords and like persons, all of which are not yet due and payable; or (iii) arise under the Securities Laws.

     "Person" means any individual, corporation, partnership, limited liability
      ------
company, joint venture, association or other entity or organization.

     "Personal Property" means any personal property, including, without
      -----------------
limitation, (1) all equipment; (2) storage racking; (3) inventory items, such as folding cartons, containers and other storage materials; (4) vehicles; (5) lists of all customers of the Acquired Companies and the books and records (whether electronically maintained or otherwise) which will enable Buyer to generate such lists; (6) all business addresses, post office boxes, telephone, telex and telecopier numbers; (7) marketing and administrative data and (8) computerized records management and billing system currently utilized by the Acquired Companies to manage their businesses.

     "Proceeding" means any action, arbitration, audit, hearing, investigation,
      ----------
litigation, or suit commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

     "Purchase Price" is defined in Section 2.2.
      --------------                -----------

     "Reasonable Efforts" means the commercially reasonable efforts that a
      ------------------
prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible but without incurring unreasonable cost or expense.

     "Release" means any spilling, leaking, emitting, discharging, depositing,
      -------
escaping, leaching, dumping, or other releasing into the environment, whether intentional or unintentional.

     "Representative" means with respect to a particular Person, any director,
      --------------
officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

     "Securities Act" means the Securities Act of 1933 or any successor law, and
      --------------
regulations and rules issued pursuant to that Act or any successor law.

     "Securities Laws" means the Securities Act, the Exchange Act, the
      ---------------
Investment Company Act, the Advisers Act and state "blue sky" laws.

     "Sellers Indemnified Party" is defined in Section 10.3.
      -------------------------                ------------

     "Sellers" is defined above in the preamble.
      -------

     "Sellers' Representative" means Don Schad.
      -----------------------

     "Shares" is defined above in the preamble.
      ------

     "Subsidiary" of a Person means an Affiliate of such Person of which fifty
      ----------
percent (50%) or more of the voting stock (or any other form of general partnership or other voting or controlling interest in the case of a Person that is not a corporation) is beneficially owned by the Person directly or indirectly through one or more other Persons; when used without reference to a particular Person, "Subsidiary" means a Subsidiary of the Company.

     "Tax Return" means all reports, estimates, information statements and
      ----------
returns of any nature, including amended versions of any of the foregoing, relating to or required to be filed in connection with any Taxes pursuant to the statutes or regulations of any federal, state, local or foreign government taxing authority.

     "Tax Statute of Limitations Date" shall mean the close of business on the
      -------------------------------
date of expiration of the applicable statute of limitations with respect to Taxes, including any extensions thereof (or if such date is not a business day, the next business Day).

     "Tax Warranty" shall mean a representation or warranty in Section 4.15.
      ------------                                             ------------

     "Taxes" means any federal, state (including the District of Columbia) or
      -----
local, foreign (including possessions or territories of the United States of America) or other taxes (whether income, excise, sales or use, ad valorem, franchise, real or personal property, transfer, employment or any other kind of tax no matter how denominated), any assessment, customs duty, levy, impost, withholding or other governmental charge in the nature of a tax, and shall include all additions to tax, interest, penalties and fines with respect thereto.

     "Threatened" means any demand, statement or notice made or given in
      ----------
writing, or orally to any Seller, of a claim, Proceeding, dispute, action, or other matter.

                                  ARTICLE 2.

                          SALE AND TRANSFER OF SHARES

     Section 2.1  The Sale.  Upon the terms and subject to the conditions of
                  --------
this Agreement, at Closing, Sellers shall convey, assign, transfer and deliver the Shares to Buyer, and Buyer shall acquire and accept from Sellers, all of Sellers' right, title and interest in and to the Shares free and clear of all Encumbrances.

     Section 2.2  Purchase Price.  The purchase price for the Shares will be
                  --------------
Fifty-Two Million Dollars ($52,000,000) less the Debt (the difference being the "Purchase Price"), which Debt shall be determined by Sellers, in accordance with
 --------------
GAAP applied on a basis consistent with the Financial Statements, on the day preceding the Closing. The Purchase Price shall be subject to adjustments after the Closing Date as set forth in Section 2.3.
                                 -----------

     Section 2.3  Adjustment to Purchase Price.
                  ----------------------------

     (a) Within fifteen (15) days after the Closing Date, Buyer may independently determine the Debt as of the Closing Date in accordance with GAAP applied on a basis consistent with the Financial Statements. In the event Buyer's determination herein differs from Sellers' determination in Section 2.2,
                                                                    -----------
Buyer shall promptly notify Sellers and deliver to Sellers a copy of Buyer's calculations.

     (b) If Sellers agree with Buyer's determination of the Debt in Section
                                                                    -------
2.3(a), the Purchase Price shall be adjusted as follows: (1) if Buyer's
------
determination in Section 2.3(a) exceeds Sellers' determination in Section 2.2,
                 --------------                                   -----------
Sellers shall pay to Buyer such excess pursuant to Section 2.3(d); and (2) if
                                                   --------------
Buyer's determination in Section 2.3(a) is less than Sellers' determination in
                         --------------
Section 2.2, Buyer shall pay to Sellers such deficiency pursuant to Section
-----------                                                         -------
2.3(d).
------

     (c) If Sellers disagree with Buyer's determination, Sellers and Buyer shall appoint a mutually acceptable independent public accounting firm which shall make a final and binding determination of the Debt in accordance with GAAP applied on a basis consistent with the Financial Statements. The costs of the independent public accounting firm shall be borne fifty percent (50%) by Buyer and fifty percent (50%) by Sellers. In the event the Debt as determined by the independent public accounting firm differs from Sellers' determination in
Section 2.2, the Purchase Price shall be adjusted in the manner set forth in
-----------
Section 2.3(b) above.
--------------

     (d) Any amounts payable under Section 2.3(b) or 2.3(c) shall be made
                                   --------------    ------
immediately by electronic transfer of immediately available funds to Sellers as set forth in Exhibit D and to Buyer as Buyer shall specify.

     Section 2.4  Payment of Purchase Price.  At Closing, Buyer shall
                  -------------------------

     (a) pay to Sellers the Purchase Price less the Escrow Amount (as defined below), by electronic transfer of immediately available funds as set forth in Exhibit D; and

     (b) deposit in an interest bearing account with Escrow Agent One Million Dollars ($1,000,000) (the "Escrow Amount"), in immediately available funds,
                           -------------
pursuant to the Escrow Agreement, dated as of the Closing Date, by and among Buyer, Sellers and Escrow Agent.

     Section 2.5  Escrow.  Escrow Agent shall hold, administer and disburse the
                  ------
Escrow Amount pursuant to the Escrow Agreement.


                                  ARTICLE 3.

                                    CLOSING

     Section 3.1  Closing.  Upon the terms and subject to the conditions of this
                  -------
Agreement, the closing of the purchase and sale of the Shares contemplated hereby (the "Closing") shall be held at the offices of Mayer, Brown & Platt, 700
             -------
Louisiana, Suite 3600, Houston, Texas 77002 on July 2, 1998, at 10:00 A.M., Central Standard Time or at such other time and location designated by Buyer and Sellers, but in no event shall the Closing occur after July 10, 1998; provided,
                                                                      --------
however, such date may be extended pursuant to the proviso set forth in Section
-------                                                                 -------
9.1(d).  The date of the Closing is referred to herein as the "Closing Date."
------                                                         ------------

     Section 3.2  Closing Deliveries.
                  ------------------

     (a) At Closing, Sellers shall deliver to Buyer (i) stock certificates representing all the Shares duly endorsed or accompanied by appropriate instruments of transfer and shall deliver to Buyer or its nominee the original stock books, stock ledgers, minute books and corporate seal of Kestrel; and (ii) the documents required to be delivered pursuant to Section 8.1.
                                                   -----------

     (b) At Closing, Buyer shall deliver to Sellers (i) the Purchase Price; and (ii) the documents required to be delivered pursuant to Section 8.2.
                                                            -----------


                                  ARTICLE 4.

                   REPRESENTATIONS AND WARRANTIES OF SELLERS

     Sellers, severally in accordance with their proportionate ownership interests in the Acquired Companies immediately prior to the Closing, represent and warrant to Buyer, as of the date of this Agreement and as of the Closing Date, as follows:

     Section 4.1  Organization and Good Standing.  Each of the Acquired
                  ------------------------------
Companies is a corporation duly organized and validly existing under the laws of the State of Texas and each has all requisite power and authority to carry on its business as the same is now being conducted. Each Acquired Company is duly qualified to transact business as a foreign corporation and is validly existing in all jurisdictions where the failure to be so qualified would have a Material Adverse Effect on the businesses or financial condition or results of operations of the Acquired Companies taken as a whole. Sellers have delivered to Buyer copies of the Organizational Documents of each Acquired Company, as currently in effect.

     Section 4.2  Books and Records.  True and correct copies of the books of
                  -----------------
account, minute books, stock record books, and other records of each Acquired Company have been made available to Buyer and are complete in all material respects. At Closing, all of those books and records will be in the possession of the Acquired Companies.

     Section 4.3  Capitalization.  The authorized equity securities of Kestrel
                  --------------
consist solely of 1,000,000 shares of common stock, no par value, of which 10,101 shares are issued and outstanding, and constitute the Shares. Sellers are, and will be on the Closing Date, the record and beneficial owners and holders of the Shares, free and clear of all Encumbrances. Schedule 4.3 sets
                                                            ------------
forth the number of Shares of each Seller. With the exception of the Shares, which are owned by Sellers, all of the outstanding equity securities and other securities of each Acquired Company are owned of record and beneficially by Kestrel, free and clear of all Encumbrances. Except for certain Put Option Agreements with B G & L, all of which shall be canceled at or prior to the Closing, there are no outstanding subscriptions, options, warrants or other rights to purchase any shares of capital stock of any of the Acquired Companies or, other than this Agreement, any agreements or obligations of Sellers or Kestrel with respect to the issue, voting, sale or transfer of shares of capital stock of any of the Acquired Companies. The transfer of the Shares to Buyer pursuant to this Agreement will pass good and valid title thereto to Buyer, free and clear of all Encumbrances. All of the outstanding equity securities of each Acquired Company have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights.

     Section 4.4  Authority.  Each Seller has full capacity or authority to
                  ---------
execute, deliver and perform this Agreement and to consummate the Contemplated Transactions. This Agreement constitutes the legal, valid and binding obligation of each Seller, enforceable in accordance with its terms.

     Section 4.5  No Conflict; Consents.
                  ---------------------

     (a)  Except as set forth in Schedule 4.5(a), neither the execution and
                                 ---------------
delivery of this Agreement nor the consummation or performance by each Seller of such Seller's obligations thereunder will,

          (1) contravene, conflict with, or result in a violation of (i) any provision of the Organizational Documents of the Acquired Companies or (ii) any resolution adopted by the board of directors or the stockholders of any Acquired Company;

          (2) to the Knowledge of Sellers, contravene, conflict with, or result in a violation of any Legal Requirement, in effect on the date of this Agreement, or any Order, in effect on the date of this Agreement, to which any Acquired Company or any Seller may be subject;

          (3) to the Knowledge of Sellers, contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by any Acquired Company in effect on the date of this Agreement;

          (4) to the Knowledge of Sellers, contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any material Applicable Contract; or

          (5) result in the imposition or creation of any Encumbrance upon or with respect to any of the material assets owned or used by any Acquired Company, other than (i) Permitted Encumbrances and (ii) Encumbrances which could not reasonably be expected to have a Material Adverse Effect.

          (b) Except as set forth in Schedule 4.5(b), no notice to, filing
                                     ---------------
with, authorization of, approval by or Consent of any Person is required for the consummation of any of the Contemplated Transactions. The foregoing representation, insofar as it applies to the HSR Act, is made in reliance upon the truth and accuracy of Buyer's representation made in the last sentence of
Section 5.3.
-----------

     Section 4.6  Financial Statements; Accounts Receivables.
                  ------------------------------------------

     (a) The Financial Statements are (1) materially true and correct as of the dates thereof, (2) have been prepared from the books and records of the respective Acquired Companies in accordance with GAAP, and (3) make adequate disclosure of, and provision for, all material obligations and liabilities of the Acquired Companies as of the date thereof.

     (b) Each of the accounts receivables of the Acquired Companies (1) constitutes a valid claim in the full amount thereof against the debtor charged therewith on the books of the Acquired Companies, (2) has been acquired in the Ordinary Course of Business and (3) has not arisen from any transaction with the United States of America or any department or agency thereof. Each such account receivable is fully collectible to the extent of the face value thereof (less the amount of the reserve for doubtful accounts, if any, reflected on the books of the Acquired Companies with respect to such account). No account debtor has any valid set off, deduction or defense with respect thereto and no account debtor has asserted any such set off, deduction or defense.

     Section 4.7  Conduct of Business.  Except as to the distribution of the
                  -------------------
stock of KSA and as disclosed to Buyer in Schedule 4.7, the Acquired Companies
                                          ------------
have conducted their businesses only in the Ordinary Course of Business and there has not been since the date of the Balance Sheet any:

     (a) Material Adverse Change in or affecting the Acquired Companies, considered as a whole;

     (b) physical damage or physical destruction incurred or suffered by any of the Acquired Companies, individually or in the aggregate in excess of $50,000, not covered by insurance;

     (c) change by any of the Acquired Companies in accounting methods or principles, except for changes required as a result of changes in GAAP;

     (d) issuance by any Acquired Company of any shares of capital stock, or any repurchase or redemption by any of the Acquired Companies of any shares of its capital stock;

     (e) merger or consolidation of any of the Acquired Companies with any other corporation, person or entity or any acquisition by any Acquired Company of the stock or business of another corporation, partnership or other entity, or any liquidation, dissolution, or other winding up of the business or operation of any Acquired Company;

     (f) acquisition or disposition of any assets or properties in excess of $50,000 individually or $50,000 in the aggregate, other than the acquisition or disposition of any assets or properties in the Ordinary Course of Business;

     (g) any material change in Indebtedness except in the Ordinary Course of Business;

     (h) making of any loan, advance or capital contribution to or investment in any Person (other than a loan or advance in an amount not in excess of $20,000) in any Person other than an Acquired Company;

     (i) declaration or payment of any dividend on, or any other distribution with respect to, the equity securities of any Acquired Company other than those paid or distributed to an Acquired Company; and

     (j) any Contract executed by an Acquired Company or commitment to do any of the foregoing.

     Section 4.8  Compliance with Law.  Except as set forth in Schedule 4.8, to
                  -------------------                          ------------
the Knowledge of Sellers, the business of each Acquired Company has been conducted in compliance, in all material respects, with all Legal Requirements and Orders in effect as of the date of this Agreement relating to the operation and conduct of the business of each Acquired

Company. To the Knowledge of Sellers, none of Sellers nor any Acquired Company has received any notice alleging any such violation relating to any of the Acquired Companies.

     Section 4.9  Environmental Matters.
                  ---------------------

     Except as set forth on Schedule 4.9, to the Knowledge of Sellers:
                            ------------

     (a) each Acquired Company is in material compliance with all applicable Environmental Laws that could give rise to any material Liens and no condition or event has occurred which, with or without notice or the passage of time or both, is reasonably likely to give rise to any material Liens under any applicable Environmental Laws;

     (b) each Acquired Company has obtained and is in compliance in all material respects with all Environmental Permits required for the ownership of such Acquired Company's assets and the conduct and operation of such Acquired Company's business except where such Acquired Company's failure to obtain or comply is not reasonably likely to have a Material Adverse Effect;

     (c) there has been no material release by any Acquired Company of a Hazardous Substance on any Facilities except for releases which are not reasonably likely to have a Material Adverse Effect; and

     (d) none of the Acquired Companies is subject to any pending or, to the Knowledge of Sellers, threatened Proceedings involving a demand for material damages or other material potential liability with respect to any alleged violations of any applicable Environmental Laws.

     Section 4.10  Governmental Authorizations. Except as set forth in Schedule
                   ---------------------------                         --------
4.10, and except for matters, events and circumstances which are not be
----
reasonably expected to have a Material Adverse Effect, to the Knowledge of
Sellers:

     (a) the Acquired Companies have maintained all Governmental Authorizations necessary as of the date of this Agreement to permit the Acquired Companies to lawfully conduct and operate their businesses in the manner they currently conduct and operate such businesses and to permit the Acquired Companies to own and use their assets in the manner in which they currently own and use such assets, and each such Governmental Authorization is valid and in full force and effect; and

     (b) no Acquired Company has received, at any time since December 31, 1997, any written notice or other written communication from any Governmental Body regarding (1) any actual or alleged violation of or failure to comply with any term or requirement of any Governmental Authorization or (2) any actual or Threatened revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization.

     Section 4.11  Contracts.
                   ---------

     (a) Schedule 4.11 sets forth a list of:
         -------------

         (1) each Applicable Contract known to Sellers which by its terms requires aggregate expenditures by any Acquired Company after Closing of more than $10,000 per year, in each case excluding any Applicable Contract terminable without penalty or cost to the Acquired Company on not more than 30 days' prior notice;

         (2) any indenture, trust, loan agreement or note under which any Acquired Company has outstanding Indebtedness, obligations or liabilities, in each case, contingent or otherwise, for borrowed money;

         (3) any lease or sublease for the use or occupancy of real property which involves aggregate expenditures by any of the Acquired Companies of more than $5,000 per year;

         (4) any Applicable Contract that restricts the right of any of the Acquired Companies to engage in any type of business;

         (5) any written warranty, written guaranty, and or other similar written Applicable Contract entered into by any of the Acquired Companies and of which Sellers have Knowledge, other than in the Ordinary Course of Business;

         (6) any partnership, joint venture or other similar Applicable Contract involving a sharing of profits and losses by any of the Acquired Companies and any other Person; and

         (7) all Management Agreements in effect as of the date hereof.

     (b) Except as set forth in Schedule 4.11, to the Knowledge of Sellers, each
                                -------------
Contract identified or required to be identified in Schedule 4.11 is in full
                                                    -------------
force and effect and is valid and enforceable in accordance with its terms subject to Enforceability Limitations.

     (c) The rights and benefits of the Acquired Companies under and pursuant to the Management Agreements set forth in Schedule 4.11 are presently and will be
                                       -------------
property of the Acquired Companies at Closing, except for any Management Agreements which may be terminated by customers according to the terms of such Management Agreements or in the Ordinary Course of Business. No Management Agreement has been pledged as collateral or is subject to any security arrangement, lease, conditional sales contract or other title retention or security arrangement. Copies of the current forms of the Management Agreements used by the Acquired Companies are attached hereto as Schedule 4.11.
                                                      -------------

     Section 4.12  Real Property.
                   -------------

     (a) Schedule 4.12(a) identifies and describes generally all real property
         ----------------
owned by any of the Acquired Companies. Except for Permitted Encumbrances and as set forth in Schedule 4.12(a), the Acquired Companies hold good and
                ----------------
indefeasible title to such real property free and clear of all Encumbrances; provided that for purposes of this Agreement, the representation that an
--------
Acquired Company owns "good and indefeasible title" to real property means and is limited to a representation and warranty against adverse claims by, through or under the Acquired Company, but not otherwise, with respect to the period ending on the Closing Date.

     (b) True and accurate copies of all leases of real property by the Acquired Companies are attached hereto as Schedule 4.12(b). The Acquired Companies are
                                 ----------------
in compliance with the terms of such leases and all lease payments are current. Sellers have not received any notice of default, and to the Knowledge of Sellers, there exists no dispute, claim or event of default, or event which with the passage of time or delivery of notice would constitute an event of default, by Sellers under any leases attached hereto as Schedule 4.12(b).
                                               ----------------

     (c) Except as disclosed in Schedule 4.12(c), all fixtures, including
                                ----------------
heating, ventilation and air conditioning systems and other similar building systems, are in good operating condition and repair, normal wear and tear excepted.

     Section 4.13  Personal Property.
                   -----------------

     (a) Schedule 4.13(a) sets forth a list of all Personal Property, which are
         ----------------
owned by any of the Acquired Companies (the "Owned Personal Property").  Except
                                             -----------------------
as set forth in Schedule 4.13(a), the Acquired Companies have good and
                ----------------
marketable title to all of such Owned Personal Property, free and clear of all Encumbrances except for (i) Encumbrances to secure Indebtedness incurred by the Acquired Companies in connection with the acquisition of such item (such Indebtedness not to exceed the purchase price of such item) and (ii) Permitted Encumbrances. All of the Owned Personal Property is in good operating condition and repair, normal wear and tear excepted.

     (b) True and accurate copies of all leases of Personal Property of the Acquired Companies (the "Leased Personal Property") are attached hereto as
                         ------------------------
Schedule 4.13(b).  The Acquired Companies are in compliance with the terms of
----------------
such leases and all lease payments are current. All of the Leased Personal Property is in good operating condition and repair, normal wear and tear excepted. Sellers have not received any notice of default, and to the Knowledge of Sellers, there exists no dispute, claim or event of default, or event which with the passage of time or delivery of notice would constitute an event of default, by Sellers under any leases attached hereto as Schedule 4.13(b).
                                                        ----------------

     Section 4.14  Litigation.  Except as set forth in Schedule 4.14, to the
                   ----------                          -------------
Knowledge of Sellers, there are (a) no Proceedings pending or Threatened by or against any of the Acquired Companies and (b) no Orders entered against any of the Acquired Companies.

     Section 4.15  Taxes.
                   -----

     (a) The Acquired Companies have not within any applicable period of limitations relating to Taxes been included in a consolidated federal income tax return filed by any common parent of a consolidated group under Section 1501 et seq. of the IRC.

     (b) There have been, or will have been filed, all Tax Returns that are required to be filed on or before the Closing Date (giving regard to valid extensions) by the Acquired Companies, in each case in respect of the Acquired Companies or their businesses. All of such Tax Returns are or will be true, accurate and complete in all material respects. True and correct copies of all such Tax Returns required to be filed since January 1, 1994 (including any amended Tax Returns) will, upon request of Buyer, be provided to Buyer.

     (c) All Taxes for which the Acquired Companies are or will be liable (or that are imposed with respect to the Acquired Companies) and that are due on or before the Closing Date (including without limitation Taxes shown to be due on all Tax Returns filed on or before the Closing Date) have been paid or will be paid in full on or before the Closing Date, and all Taxes which are required to be withheld or collected by the Acquired Companies have been duly withheld and collected and, to the extent required, have been paid to the appropriate governmental authority or properly deposited as required by applicable law. The Balance Sheet accurately reflects accruals or reserves for all liabilities for Taxes accrued by the Acquired Companies on or prior to the date of the Balance Sheet. Since the date of the Balance Sheet, the Acquired Companies have not incurred or accrued any liability for Taxes other than in connection with transactions in the Ordinary Course of Business, and no Acquired Company has changed its method of accounting for Taxes or any method of accounting used in calculating Taxes.

     (d) As of the date of this Agreement, no taxing authority has asserted or, to the knowledge of Sellers, Threatened to assert any deficiency or assessment, or proposed (formally and informally) any adjustment, for any Taxes against the Acquired Companies, except for the Taxes listed on Schedule 4.15(d), and to the
                                                   ----------------
knowledge of Sellers, there are no audits or investigations by any taxing authority with respect to any Tax liability of the Acquired Companies except as set forth on Schedule 4.15(d). In the event any Acquired Company or any Seller
             ----------------
becomes aware of any such asserted or, to the knowledge of Sellers, Threatened deficiency or assessment, or any investigation or audit, after the date of this Agreement, Sellers will immediately notify Buyer of the same.

     (e) Schedule 4.15(e) sets forth all foreign Tax Returns required to be
         ----------------
filed by the Acquired Companies since January 1, 1994 and all foreign Taxes for which the Acquired Companies have been liable since January 1, 1994 or will be liable as of the Closing Date.

     (f) Except as set forth on Schedule 4.15(f), neither Sellers nor the
                                ----------------
Acquired Companies have entered into, or will, at any time, enter into any contract or arrangement with any "disqualified individual" within the meaning of
Section 280G(c) of the IRC with respect to the Acquired Companies which may result in the making of any "parachute payment" within the meaning of Section 280G(b)(2) of the IRC to any such "disqualified individual."

     (g) Schedule 4.15(g) sets forth the amount, as of the date of the Balance
         ----------------
Sheet, of (1) all federal, state or local net operating loss, tax credit or charitable contribution carryovers available to the Acquired Companies and (2) the tax basis of the Acquired Companies' assets, by reasonable category, reflected in the Balance Sheet, and includes an explanation of how such items are reflected in the Balance Sheet. The Acquired Companies have provided to Buyer complete and materially accurate workpapers supporting the "Deferred Taxes" or similar account on the Balance Sheet.

     (h) Schedule 4.15(h) sets forth all federal income tax elections that have
         ----------------
been made or will be made by Sellers and the Acquired Companies with respect to the Acquired Companies with respect to any period ending on or prior to the Closing Date that will apply to any subsequent period.

     (i) Except as set forth in Schedule 4.15(i), none of the Acquired Companies
                                ----------------
is a party to nor has assumed (i) any "safe harbor" lease described in Section 168(f)(8) of the Internal Revenue Code of 1954; (ii) any "corporate acquisition indebtedness" as defined in Section 279(b) of the IRC or any obligations described in Section 279(a) of the IRC; (iii) any agreement with respect to industrial development bonds or similar tax-exempt obligations the tax characteristics of which may be affected by the transactions contemplated by this Agreement; (iv) any waiver or agreement extending the statute of limitations with respect to any Tax; (v) any tax sharing or similar agreement; or (vi) any power of attorney currently in force with respect to Taxes.

     (j) Except as set forth in Schedule 4.15(j), none of the following has been
                                ----------------
filed with respect to the Acquired Companies: (i) a consent described in Section 341(f) of the IRC or (ii) any deemed or actual elections under Section 338 of the IRC.

     (k) The Acquired Companies have provided to Buyer a true and correct copy of any and all correspondence of the Acquired Companies with the Internal Revenue Service (the "Service"), including, without limitation, all Revenue Agent Response letters prepared by the Service with respect to the Taxes owed and Tax Returns prepared by the Acquired Companies since January 1, 1994.

     (l) The Acquired Companies are not, and have not been at any time during the five-year period ending on the Closing Date, a "United States real property holding corporation" as defined in Section 897(c) of the IRC and applicable regulations thereunder."

     Section 4.16  Employment and Labor Matters.  Schedule 4.16 sets forth a
                   ----------------------------   -------------
true and accurate list of all employees of the Acquired Companies, including those employees who are on leave as of May 14, 1998 (the "Affected Employees")
                                                          ------------------
and their positions, vacation benefits, dates of hire, full or part time status and annual compensation for the current fiscal year. There is neither pending nor, to the Knowledge of Sellers, Threatened, by or against any Acquired Company, any labor dispute, strike, work stoppage or organizational effort or any charge or complaint of an unfair labor practice or similar charge against any of the Acquired Companies. The Acquired Companies have not signed any currently effective collective bargaining or union agreement. Sellers shall have caused the Acquired Companies to deliver to Buyer true and accurate copies of all employee policies and handbooks at or prior to the Closing Date.

     Section 4.17  Employee Benefit Plans and Employment Agreements.  (a) True
                   ------------------------------------------------
and accurate copies or descriptions of (1) all "employee welfare benefit plans" or "employee pension benefit plans" as those terms are respectively defined in sections 3(1) and 3(2) of ERISA, (2) all retirement or deferred compensation plans, incentive compensation plans, stock plans, unemployment compensation plans, vacation pay, severance pay, bonus or benefit arrangements, insurance or hospitalization programs or any other fringe benefit arrangements, whether pursuant to any Contract, arrangement, custom or informal understanding, which do not constitute "employee benefit plans" as defined in section 3(3) of ERISA and (3) all employment agreements, covering any Affected Employee (collectively, the "Benefit Plans") are attached as Schedule 4.17; and (b) to the Knowledge of
     -------------                   -------------
Sellers, (1) all Benefit Plans comply and have been administered in form and in operation in all respects with all material requirements of Law, (2) no event has occurred which will or could cause any such Benefit Plan to fail to comply with such requirements and (3) no notice has been issued by any Governmental Body questioning or challenging such compliance. No material proceeding is pending nor, to the Knowledge of the Sellers, Threatened against the Benefit Plans. To the Knowledge of Sellers, there are no facts which may give rise to any claims, other than routine claims, against any of the Benefit Plans. No Affected Employee is entitled to any retirement benefits, other than as set forth under the Benefit Plans.

     Section 4.18  Intellectual Property.
                   ---------------------

     (a) Schedule 4.18(a) sets forth a list of all material United States
         ----------------
registered patents, registered trademarks, registered trade names, registered service marks, registered copyrights (including registered architectural copyrights) and applications therefor, (together, "Intellectual Property"),
                                                   ---------------------
which are owned by any of the Acquired Companies.  Except as set forth in
Schedule 4.18(a), to the Knowledge of Sellers, (1)  the Acquired Companies own
----------------
all right, title and interest in and to the Intellectual Property free and clear of all material Encumbrances except for Permitted Encumbrances, and (2) none of the Intellectual Property is the subject of any material claim or challenge asserted by any third party. To the Knowledge of Sellers, no Person is misusing, or has misappropriated, in any material respect, any Intellectual Property.

     (b) Schedule 4.18(b) sets forth a list of all material unregistered
         ----------------
intellectual property which is owned by any of the Acquired Companies. Except as set forth in Schedule 4.18(b), to the Knowledge of Sellers, (1) the use of
                ----------------
such unregistered intellectual property by the Acquired Companies does not infringe on any Intellectual Property owned by any third party, (2) the Acquired Companies have neither authorized nor licensed to any unrelated third parties the use of such unregistered intellectual property, (3) no Person is using the name "Kestrel" in the conduct of a business similar to the business of the Acquired Companies in Dallas, Texas or Houston, Texas and (4) none of such unregistered intellectual property is the subject of any claim by any third party.

     Section 4.19  Insurance.  Schedule 4.19 sets forth a list of all (a)
                   ---------   -------------
policies of insurance (other than title insurance policies) to which any Acquired Company is a party or under which any Acquired Company, or any director of any Acquired Company, is covered as of the date of this Agreement and (b) pending applications for policies of insurance. Except as set forth on Schedule
                                                                        --------
4.19, to Sellers' Knowledge, the policies set forth in Section 4.19 are valid,
----                                                   ------------
outstanding, and enforceable.

     Section 4.20  Brokers.  Sellers and their agents have incurred no
                   -------
obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement for which Buyer or any of the Acquired Companies will be liable.

     Section 4.21  Bank Accounts.  Schedule 4.21 sets forth (a) the names and
                   -------------   -------------
locations of each bank or other financial institution at which any of the Acquired Companies has an account (giving the account numbers) or safe deposit box and (b) the names of all directors, officers and Persons who are authorized to sign or endorse checks on behalf of any of the Acquired Companies.

     Section 4.22  Subsidiaries.  Schedule 4.22 sets forth a list of all the
                   ------------   -------------
Subsidiaries of Kestrel as of the Closing Date.  Except as set forth in Schedule
                                                                        --------
4.22, Kestrel does not own, directly or indirectly through its Subsidiaries, any
----
capital stock, security, partnership interest or other interest of any kind in any other corporation, partnership, joint venture, association or other entity.

     Section 4.23  Certain Disclaimers.  EXCEPT AS EXPRESSLY PROVIDED IN THIS
                   -------------------
ARTICLE 4, SELLERS MAKE NO REPRESENTATION OR WARRANTY, EXPRESSED OR IMPLIED, AS
---------
TO (A) THE MAINTENANCE, REPAIR, CONDITION, DESIGN, WORKMANSHIP, SUITABILITY, UTILITY OR MARKETABILITY OF ANY OF THE ASSETS OR PROPERTIES OF, OR FORMERLY OWNED BY, THE ACQUIRED COMPANIES OR THE ABSENCE OF ANY DEFECTS THEREIN, WHETHER LATENT OR PATENT, OR (B) ANY MATERIALS OR INFORMATION THAT MAY HAVE BEEN MADE OR THAT WILL BE MADE AVAILABLE OR COMMUNICATED TO BUYER OR ITS AGENTS, CONSULTANTS OR REPRESENTATIVES IN CONNECTION WITH THIS AGREEMENT OR THE CONTEMPLATED TRANSACTIONS OR ANY DISCUSSION OR PRESENTATION RELATING THERETO. SELLERS EXPRESSLY DISCLAIM ANY (AND MAKES NO) IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. IT IS THE EXPRESS AGREEMENT OF THE PARTIES THAT EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE 4 OF
                                                                    ---------
THIS AGREEMENT, BUYER WILL ACQUIRE THE SHARES WITHOUT REPRESENTATION

OR WARRANTY AND WITH THE PROPERTY, ASSETS AND BUSINESS OF THE ACQUIRED COMPANIES ON AN "AS IS, WHERE IS AND WITH ALL FAULTS" BASIS.

                                  ARTICLE 5.

                    REPRESENTATIONS AND WARRANTIES BY BUYER


     Buyer represents and warrants to Sellers, as of the date of this Agreement and as of the Closing Date, as follows:

     Section 5.1  Organization and Good Standing.  Buyer is a corporation duly
                  ------------------------------
organized, validly existing and in good standing under the laws of the State of Pennsylvania, and has all requisite corporate power and authority to carry on its business as the same is now being conducted.

     Section 5.2  Authority.  Buyer has full capacity to execute, deliver and
                  ---------
perform this Agreement and to consummate the Contemplated Transactions. This Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable in accordance with its terms.

     Section 5.3  No Conflict; Consent.
                  --------------------

     (a) Neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will:

          (1) contravene, conflict with, or result in a violation of (i) any provision of the Organizational Documents of Buyer, (ii) any resolution adopted by the board of directors or the stockholders of Buyer, or (iii) any Contract; or

          (2) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions.

     (b)  Except as set forth in Schedule 5.3(b), no notice to, filing with,
                                 ---------------
authorization of, approval by, or Consent of any Person is required for the consummation of any of the Contemplated Transactions. To the Knowledge of Buyer, there is no basis to believe any of the Consents set forth in Schedule
                                                                     --------
5.3(b) will not be given or obtained.
------

     Section 5.4  Brokers.  Buyer has incurred no obligation or liability,
                  -------
contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

     Section 5.5  Sufficient Funds.  Buyer has sufficient internal resources or
                  ----------------
financing commitments from responsible financial institutions which are in an aggregate amount sufficient to consummate the Contemplated Transactions.

     Section 5.6  DTPA Waiver.  Buyer is not a "consumer" as defined in the
                  -----------
Texas Deceptive Trade Practices-Consumer Protection Act, as amended (the "DTPA"), and, after consulting with its counsel, hereby voluntarily waives (to
 ----
the extent applicable) all of its rights under the DTPA (a law that gives consumers special rights and protections).

     Section 5.7  Investment Representation.  Buyer (i) understands that the
                  -------------------------
Shares have not been, and will not be, registered under the Securities Act or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving a public offering;
(ii) is acquiring the Shares solely for its own account and for investment purposes, and not with a view to the distribution thereof; (iii) is a sophisticated investor with knowledge and experience in business and financial matters; (iv) has had the opportunity to obtain such information concerning the Acquired Companies as it desired, and to acquire such additional information about the business and financial conditions of the Acquired Companies as Buyer has requested, in order to evaluate the risks of purchasing and owning the Shares; provided that Buyer acknowledges that Sellers make no representation or
        --------
warranty regarding the foregoing information except to the extent expressly set forth in Article 4; and (v) is able to bear the economic risk and lack of
         ---------
liquidity inherent in owning and holding the Shares. This representation shall not restrict Buyer's right to rely on the representations and warranties contained in this Agreement subject to the other limitations set forth in this Agreement.

     Section 5.8  Litigation.  To Buyer's Knowledge  there is no pending or
                  ----------
Threatened Proceeding by or against Buyer that challenges, or that seeks to prevent, delay or make illegal any of the Contemplated Transactions.

     Section 5.9  Buyer's Due Diligence.  The Buyer is a sophisticated legal
                  ---------------------
entity that was advised by knowledgeable counsel and other representatives in connection with this Agreement, and it and its representatives have been permitted full and complete access to the books and records, facilities, equipment, contracts and other documents, properties and assets of each of the Acquired Companies, and the Buyer has had a full opportunity to meet with the officers and employees of each of the Acquired Companies to discuss the business of each of the Acquired Companies and such other matters relating thereto and the consummation of the transactions contemplated by this Agreement as the Buyer has elected to review.

                                  ARTICLE 6.

                             COVENANTS OF SELLERS

          Section 6.1  Conduct of Business.  Between the date of this Agreement
                       -------------------
and the Closing Date, Sellers will, and will cause each of the Acquired Companies to conduct their respective businesses in substantially the same manner as conducted and maintained prior to the date of this Agreement and to use Reasonable Efforts to preserve the present goodwill and advantageous business relationships of the businesses of the Acquired Companies.

          Section 6.2  Access.  From the date hereof until the Closing Date,
                       ------
Sellers shall cause each Acquired Company to afford to Buyer and its legal counsel, accountants and other authorized Representatives, at the Buyer's sole expense, risk and cost, reasonable access during normal business hours, to their respective personnel, properties, books and records (including, without limitation, copies of title insurance policies, purchase contracts, warranty records, insurance claims files and litigation files), Contracts, operating instructions and procedures, Tax Returns and all other information with respect to the business of the Acquired Companies, in each case as Buyer (or its Representatives) may from time to time reasonably request in connection with Buyer's proposed purchase of Shares pursuant to this Agreement, and to make copies of such books, records and other documents. Buyer acknowledges that Sellers make no representation or warranty with respect to the books and records (including, without limitation, copies of title insurance policies, purchase contracts, warranty records, insurance claims files and litigation files), Contracts, operating instructions and procedures, Tax Returns and other information described in this Section 6.2, except as expressly provided in
                              -----------
Article 4 of this Agreement
---------

          Section 6.3  Restricted Activities. Except as set forth in Schedule
                       ---------------------
6.3, none of the Acquired Companies shall:

          (a)  amend its Articles of Incorporation or Bylaws;

          (b) issue, sell, pledge or dispose of any shares of its capital stock, or grant or issue any options, warrants or other rights calling for the issue thereof, split, combine or reclassify any Shares, declare, set aside or pay any dividend with respect to the Shares or redeem, purchase or offer to acquire any Shares;

          (c) except in the ordinary course of business, sell, dispose of or encumber (other than Permitted Liens) any of its material properties or assets;

          (d) except for salary increases or other changes in employee benefits in the ordinary course of business and except as required by law, increase or otherwise change the rate or nature of compensation paid or payable to employees or adopt or amend any profit sharing, compensation, bonus, deferred compensation, pension, retirement or other similar employee benefit plan, or any employment, severance or other agreement, fund or trust for the benefit or welfare of any employee of the Acquired Companies;

          (e) make any material changes in its accounting principles or practices;

          (f)  make any expenditures for fixed assets in excess of $500,000;

          (g) loan or advance funds to, or forgive any debt of, any Person, except in the ordinary course of business;

          (h) merge into or with or consolidate with any other Person or acquire all or substantially all of the business or assets of any other Person; or

          (i)  enter into any agreement to do any of the foregoing.

          Section 6.4  No Solicitation.  Until such time, if any, as this
                       ---------------
Agreement is terminated pursuant to Article 10, prior to Closing Sellers will
                                    ----------
not, and will cause each of the Acquired Companies and each of their Representatives no to, directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with or provide any non-public information to any Person (other than Buyer) relating to any transaction involving the sale of the business or assets (other than a sale of assets in the Ordinary Course of Business) of any Acquired Company, or any of the capital stock of any Acquired Company, or any merger, consolidate, business combination, or similar transaction involving any Acquired Company.

          Section 6.5  Governmental Authorizations.  Between the date of this
                       ---------------------------
Agreement and the Closing Date, at Buyer's request, Sellers will, and will cause the Acquired Companies to, assist and cooperate with Buyer in Buyer's efforts to obtain any Governmental Authorizations which may be required in order to consummate the Contemplated Transactions; provided that Sellers shall not be
                                          --------
required to incur any expense or liability in connection with such assistance and cooperation.

          Section 6.6  Insurance.  Between the date of this Agreement and the
                       ---------
Closing Date, Sellers will, and will cause the Acquired Companies to, use their Reasonable Efforts to maintain insurance coverage substantially as described in
Schedule 4.19.
-------------

          Section 6.7  Real and Personal Property.  Between the date of this
                       --------------------------
Agreement and the Closing Date, Sellers will, and will cause the Acquired Companies to, use their Reasonable Efforts to maintain the real property and Owned Personal Property described in Schedules 4.12(a) and 4.13(a),
                                     -----------------     -------
respectively, in good repair, normal wear and tear excepted.

          Section 6.8  Taxes.  Sellers will, and will cause the Acquired
                       -----
Companies to, cause their accountants to, cooperate with Buyer and its independent public accounts for the purpose of providing Buyer with (i) the procedures followed for filing state and local sales and use Tax Returns by or on behalf of the Acquired Companies (ii) the procedures followed for filing real, personal and intangible property Tax Returns by or on behalf of the Acquired Companies; and (iii) the method used by or on behalf of the Acquired Companies for determining whether a nexus exists in a particular jurisdiction for purposes of income, franchise, sales and use Taxes, including the manner in which the Acquired Companies solicit and maintain business in each jurisdiction in which they have or do business.

          Section 6.9  Noncompetition.  For a period of five years following the
                       --------------
Closing Date, and except as to B, G & L, no Seller shall, directly or indirectly, including through KSA, (a) engage in any business operation substantially similar to the businesses of the Acquired Companies as the same is conducted on the Closing Date, either as an owner, consultant, manager, associate, employee, partner, agent, principal or otherwise, within 250 miles of any location at which the Acquired Companies conduct any portion of such businesses as of the Closing Date; provided, however, Sellers shall be permitted
                                   --------  -------
to continue to operate KSA and to manage KSA's Latin American as well as any other off-shore business operations through offices located in the state of Texas or anywhere else in the United States of America, or (b) solicit, induce, encourage or attempt to influence any client, customer, employee, consultant, independent contractor or supplier of the Acquired Companies, Buyer or any of its affiliates to cease to do business (or reduce the amount of business) or terminate his or her employment with the Acquired Companies, Buyer or any of its affiliates. B, G & L each represent that they are passive investors in the Acquired Companies and have never engaged, and do not currently intend to engage, in any records storage and data management business competing with the Acquired Companies. The above representation notwithstanding, B, G & L each covenant only that they will not, during the five-year period following the Closing, solicit any records storage and data management business from any Persons who are customers of the Acquired Companies on the date hereof and as of the Closing Date. Each Seller acknowledges that the restrictions contained in this Section 6.9 are reasonable and necessary to protect the legitimate
     -----------
interests of Buyer, and that any violation of this Section 6.9 will result in
                                                   -----------
irreparable injury to Buyer and that money damages would not provide an adequate remedy to Buyer, and, therefore, Buyer shall be entitled to preliminary and permanent injunctive relief in any court of competent jurisdiction and to an equitable accounting of all earnings, profits and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies to which Buyer may be entitled. If any portion of the covenants or agreements contained in this Section 6.9 or the application thereof
                                          -----------
is held to be invalid or unenforceable, then the other portions of such covenants or agreements or the application thereof shall not be affected and shall be given full force and effect without regard to the invalid or unenforceable portions. If any covenant or agreement herein is held to be unenforceable because of the area covered, the duration thereof, or the scope thereof, then the court making such determination shall have the power to reduce the area and/or duration and/or limit the scope thereof, and the covenant or agreement shall then be enforceable in its reduced form.

          Section 6.10 Required Approvals.  As promptly as practicable after
                       ------------------
the date of this Agreement, Sellers will make all filings required by Legal Requirements to be made by it, including all filings required by the HSR Act, in order to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, Sellers will (a)
cooperate with Buyer with respect to all filings that Buyer is required by Legal Requirements to make in connection with the Contemplated Transactions, and (b) cooperate with Buyer in obtaining all consents identified in Schedule 5.3(b).
                                                             ---------------

          Section 6.11 KSA.   Prior to the Closing, Sellers will, and will
                       ---
cause Kestrel to, take all actions necessary to divest Kestrel of its ownership interests in KSA by means of a dividend distribution of the stock of KSA to Sellers.


                                  ARTICLE 7.

                              COVENANTS OF BUYER

          Section 7.1  Required Approvals.  As promptly as practicable after the
                       ------------------
date of this Agreement, Buyer, at its expense, will make all filings required by Legal Requirements to be made by it, including all filings required by the HSR Act, in order to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, Buyer will (a) cooperate with Sellers with respect to all filings that Sellers are required by Legal Requirements to make in connection with the Contemplated Transactions, and (b) cooperate with Sellers in obtaining all consents identified in Schedule 4.5(b).
                                        ---------------

          Section 7.2  Preservation of Books and Records.  For a period of seven
                       ----------------------------------
(7) years after the Closing Date, Buyer shall (a) preserve and retain the corporate, accounting, Tax, legal auditing and other books and records of each Acquired Company and (b) make such books and records available at the then current administrative headquarters of each Acquired Company (or any successor thereto) to Sellers (and Sellers' successors and assigns) and any partners, shareholders, officers, employees, trustees, beneficiaries, representatives, agents and Affiliates of Sellers (and their successors and assigns), upon reasonable notice and at reasonable times, it being understood that any such Person shall be entitled to make and retain copies of any such books and records as it shall deem necessary; provided that any such Person agrees to keep such
                            --------
information confidential except as required in governmental filings or in any Proceeding.

          Section 7.3  Names.  Sellers shall retain the right to the name
                       -----
"Kestrel" for use in KSA and in all activities conducted outside the United States of America. Sellers will not oppose the use by Buyer of the name "Kestrel" in the United States of America for that period of time necessary for Buyer to exhaust supplies which currently carry the name "Kestrel"and to phase in its own name, which period shall not exceed three (3) years from the Closing Date.

          Section 7.4  Certain Tax Matters.  After Closing, Buyer shall be
                       -------------------
responsible for causing the Acquired Companies to file on a timely basis all Tax Returns required to be filed by the Acquired Companies at any time after Closing, including Tax Returns that relate in whole or in part to periods prior to Closing, and to cause the Acquired Companies to pay all Taxes shown as due therein. Prior to filing Tax Returns that relate in whole or in part to periods prior to Closing, Buyer shall deliver copies thereof to Sellers and give Sellers an opportunity to provide

Buyer with comments with respect thereto. Buyer shall prepare such Tax Returns on a basis consistent with the Tax Returns prepared for prior taxable periods. In the event Buyer or any of the Acquired Companies receives any communication regarding any pending or Threatened examination, claim, adjustment or other Proceeding with respect to the liability of any Acquired Company for Taxes (a) for any period prior to Closing and (b) for which Buyer seeks indemnification under Article 10 hereof, in addition to the notice provision of Section 10.6,
      ----------                                                ------------
Buyer shall promptly notify Sellers in writing thereof. Buyer shall, and shall cause the Acquired Companies to, keep Sellers apprised of the negotiations of any settlement of any proceedings described in this Section 7.4, and, without
                                                    -----------
Sellers' prior written consent, Buyer shall not, and shall not permit the Acquired Companies to, pay or settle any such proceeding which would give rise to a claim of indemnification against Sellers under Article 10 of this
                                                    ----------
Agreement. Buyer shall cause the Acquired Companies to preserve and retain all Tax Returns, work papers and other documents relating to such Tax Returns or proceedings until the expiration of the statutory period of limitations (with regard to waivers and extensions) of the taxable periods to which such documents relate, and shall make such documents available to Sellers and their representatives and advisers upon reasonable notice and at reasonable times, it being understood that Sellers and such representatives and advisers shall be entitled to make copies of such books and records.

          Section 7.5  Public Announcements.  Any public announcement or similar
                       --------------------
publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Buyer and Sellers jointly determine. The foregoing shall not limit Sellers' or Buyer's ability to comply with any disclosure obligations which, in the opinion of such party's counsel, is required by any Legal Requirement or stock exchange rule, provided that before Sellers or Buyer, as the case may be, make any such disclosure, the proposed disclosure must be circulated to the other party hereto.

          Section 7.6  Confidentiality.  Buyer shall abide by all of its
                       ---------------
obligations under the Confidentiality Agreement dated as of March 6, 1998 (the "Confidentiality Agreement"), between Kestrel and Buyer, including, without
 -------------------------
limitation, that Buyer shall cause all such information of a non-public nature to be retained confidentially and shall require that its officers, employees and agents maintain the confidentiality of such information. If this Agreement is terminated, Buyer shall promptly return all such information (including copies of such information) and return or destroy all analyses, compilations, studies and other documents of or prepared by Buyer from such information (and confirm to Sellers in writing that it has done so).

          Section 7.7  Acquired Companies.  After Closing, Buyer shall cause the
                       ------------------
Acquired Companies to comply with any post-closing covenants contained in this Agreement which are applicable to such Acquired Companies.

          Section 7.8  Financing.  Buyer shall use its best efforts to obtain
                       ---------
acquisition financing on terms and conditions reasonably acceptable to it in order to consummate the transactions contemplated herein and shall send Sellers notice thereof no later than June 12, 1998; provided, however, that if the Sellers fail to provide Buyer with access to the financial records of the Acquired Companies and such failure results in a delay in completion of Buyer's financial due diligence examination, such date shall be extended by one day for each and every day that Sellers delay Buyer's access to such records.


                                  ARTICLE 8.

                             CONDITIONS TO CLOSING

          Section 8.1  Conditions to the Obligations of Buyer.  The obligations
                       --------------------------------------
of Buyer to proceed with the Closing are subject to the satisfaction on or prior to the Closing Date of all of the following conditions, any one or more of which may be waived, in whole or in part, by Buyer:

          (a) Accuracy of Representations.  All of Sellers' representations and
              ---------------------------
warranties in this Agreement shall be accurate in all material respects as of the Closing Date as if made on the Closing Date, after giving effect to any supplement to the Schedules after the date hereof.

          (b) Sellers' Performance.  All of the covenants and obligations that
              --------------------
Sellers are required to perform or to comply with pursuant to this Agreement at or prior to the Closing shall have been duly performed and complied with in all material respects.

          (c) Consents.  Each of the Consents identified in Schedules 4.5(b),
              --------                                      ----------------
and 5.3(b) shall have been obtained and shall be in full force and effect.  Any
    ------
applicable waiting period under the HSR Act shall have expired or been terminated without action by the FTC or the Antitrust Division to prevent consummation of this Agreement.

          (d) Additional Documents. Each of the following documents shall have
              --------------------
been received by Buyer:

          (1) certificates representing all of the Shares, duly endorsed (or accompanied by duly executed stock powers) for transfer to Buyer;

          (2) each of the following, dated as of a date not more than 30 days prior to the Closing Date: (A) a certificate of existence issued by the Secretary of State of Texas certifying to the existence of each Acquired Company and (B) a certificate of account status issued by the Comptroller of Public Accounts for the State of Texas certifying to each Acquired Company's having paid all franchise taxes as of the date of such certificate; and

          (3) for each Acquired Company, a Secretary's Certificate certifying that attached thereto are true and complete copies of such Acquired Company's Articles of Incorporation and Bylaws.

          (4) a certificate executed by all Sellers, dated as of the Closing Date, certifying that: (a) all of the representations and warranties of Sellers contained in this Agreement and the Exhibits and Schedules hereto are true and correct as of the Closing Date to the same extent as if made on such date; (ii) all agreements and covenants of the Acquired Companies and Sellers required by this Agreement to have been performed or complied with on or prior to the Closing Date have been so performed or complied with and (iii) all corporate action required of the Acquired Companies and Sellers to authorize the consummation of the transactions and agreements provided for herein has been taken;

          (5) an opinion of counsel for Sellers in the form of Exhibit A hereto;

          (6) an Escrow Agreement in the form of Exhibit B hereto, duly executed by Sellers and Escrow Agent;

          (7) letters of resignation executed by each officer or director of any of the Acquired Companies, dated as of the Closing Date;

          (8) general releases executed by each officer or director of any of the Acquired Companies in favor of the Acquired Companies, in form and substance reasonably satisfactory to Buyer, which general releases release the Acquired Companies from all liability to such Seller;

          (9) estoppel certificates, subordination agreements and non-disturbance agreements from the landlords of the leases set forth in
     Schedule 4.12(b); and
     ----------------

          (10) with respect to any qualified retirement plans of the Acquired
     Companies: (i) copies of the resolutions of the board of directors of the Acquired Companies terminating such plan; (ii) a copy of the amendment to such plan effecting its termination; and (iii) a copy of the Form 5310 filed with the IRS in connection with the termination of such plan.

     (e)  No Proceedings. Since the date of this Agreement, there shall not have
          --------------
been commenced or Threatened against Buyer, any Proceeding (1) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions or (2) that may have the effect of preventing, delaying or making illegal any of the Contemplated Transactions.

     (f)  No Prohibition. Neither the consummation nor the performance of any of
          --------------
the Contemplated Transactions will materially contravene, or conflict with, or result in a material violation of, or cause Buyer to suffer any material adverse consequence under any applicable Legal Requirement or Order enacted after the date of this Agreement.

     (g) Environmental Audit.  A Phase I environmental audit or assessment shall
         -------------------
have been  completed with respect to each of the real property described in
Schedule 4.12(a), performed by a firm acceptable to Buyer, the results of which
----------------
shall be in form and substance reasonably acceptable to Buyer.

     (h) No Material Change.  Between the date of this Agreement and the Closing
         ------------------
Date, there shall not have been any material change in the condition (financial or otherwise), results of operation, personal and real property, other assets and liabilities of the Acquired Companies that could reasonably be expected to involve an adverse effect on any of the Acquired Companies of at least $350,000.

     (i) Financing.  Buyer shall have obtained acquisition financing on terms
         ---------
and conditions reasonably acceptable to it in order to consummate the transactions contemplated herein; provided, however, that this condition shall lapse and be deemed waived by Buyer if not exercised by giving notice to Sellers on or prior to June 12, 1998, or such later date as provided in Section 7.8.
                                                                -----------

     (j) KSA.  Kestrel shall have distributed all of its ownership interest in
         ---
KSA to the Sellers.

     (k) Delivery of Schedules.   The parties have executed this Agreement
         ---------------------
without all of the Schedules having been delivered to Buyer. Sellers shall have delivered to Buyer all Schedules required by this Agreement within ten (10) days after the date hereof, and all such Schedules shall be in form and content acceptable to Buyer. The schedules shall include all documents required to be attached thereto. All such Schedules shall be deemed accepted by Buyer and this condition to Buyer's obligations hereunder shall be waived unless Buyer has notified the Sellers of its objection to the form or content of the Schedules within five (5) business days of their receipt by Buyer.

     Section 8.2  Conditions to the Obligations of Sellers.  The obligations of
                  ----------------------------------------
Sellers to proceed with the Closing are subject to the satisfaction on or prior to the Closing Date of all of the following conditions, any one or more of which may be waived, in whole or in part, by Sellers:

     (a) Accuracy of Representations.  All of Buyer's representations and
         ---------------------------
warranties in this Agreement shall be accurate in all material respects as of the Closing Date as if made on the Closing Date.

     (b) Buyer's Performance.  All of the covenants and obligations that Buyer
         -------------------
is required to perform or to comply with pursuant to this Agreement at or prior to the Closing shall have been performed and complied with in all material respects.

     (c) Consents.  Each of the Consents identified in Schedules 4.5(b), and
         --------                                      ----------------
5.3(b) shall have been obtained and shall be in full force and effect.  Any
------
applicable waiting period under the HSR Act shall have expired or been terminated without action by the FTC or the Antitrust Division to prevent consummation of this Agreement.

     (d) Purchase Price.  Buyer shall have delivered the Purchase Price to
         --------------
Sellers, by wire transfer of immediately available funds directly to an account or accounts designated by Sellers as set forth in Exhibit D attached hereto.

     (e) Additional Documents.  Each of the following documents shall have been
         --------------------
received by Sellers:

     (1) an opinion of counsel for Buyer in the form of Exhibit C hereto; and

     (2) an Escrow Agreement in the form of Exhibit B hereto, duly executed by Buyer and Escrow Agent.

     (f) No Injunction. Since the date of this Agreement, there shall not have
         -------------
been commenced or Threatened against Sellers, or against any Person affiliated with Sellers, any Proceeding (1) involving any challenge to, or seeking damages or other relief in connection with any of the Contemplated Transactions or (2) that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Contemplated Transactions.

     (g) No Prohibition.  Neither the consummation nor the performance of any of
         --------------
the Contemplated Transactions will materially contravene, or conflict with, or result in a material violation of, or cause Sellers or any Person affiliated with Sellers to suffer any material adverse consequence under any applicable Legal Requirement or Order enacted after the date of this Agreement.

     (h) Financing.  Sellers shall have received a notice from Buyer that Buyer
         ---------
has failed to receive acquisition financing on terms and conditions reasonably acceptable to Buyer.

     (i) KSA.  Kestrel shall have distributed all of its ownership interest in
         ---
KSA to the Sellers.


                                  ARTICLE 9.

                                  TERMINATION

     Section 9.1  Termination Events.  This Agreement may, by written notice
                  ------------------
given prior to or at the Closing, be terminated:

     (a) by either Buyer or Sellers if a material Breach of any provision of this Agreement has been committed by the other party and such Breach has not been waived;

     (b) (1) by Buyer if any of the conditions in Section 8.1 has not been
                                                  -----------
satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Closing Date; or (2) by Sellers, if any of the conditions in Section
                                                                        -------
8.2 has not been satisfied as of the Closing Date or if satisfaction of such a
---
condition is or becomes impossible (other than through the failure of Sellers to comply with its obligations under this Agreement) and Sellers have not waived such condition on or before the Closing Date; provided, however, that in the
                                              --------  -------
event all of the conditions in Section 8.1 and Section 8.2 have been satisfied
                               -----------     -----------
except (A) solely the condition with respect to obtaining any required consents, authorizations or required approvals under the HSR Act as set forth in Section
                                                                       -------
8.1(c) and Section 8.2(c), respectively, and (B) such failure was not due to any
------     --------------
unreasonable delay by the non-terminating party in making any filings required under the HSR Act, such Closing Date shall be automatically extended to such date that is ten (10) days after the expiration or termination of any applicable waiting period under the HSR Act without action by the FTC or the Antitrust Division to prevent consummation of this Agreement; provided, however, that in
                                                    --------  -------
no event shall such Closing Date be extended beyond August 1, 1998 unless extended by the mutual agreement of Buyer and Sellers.

     (c) by mutual written consent of Buyer and Sellers; or

     (d) by either Buyer or Sellers if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before July 10, 1998 or such later date as the parties may agree upon in writing; provided, however,
                                                          --------  -------
that if the Closing has not occurred (1) solely because any applicable waiting period under the HSR Act shall not have expired or terminated and (2) did not result from any unreasonable delay by the non-terminating party in making any filings required under the HSR Act, such date shall be automatically extended such date that is ten (10) days after the expiration or termination of any applicable waiting period under the HSR Act without action by the FTC or the Antitrust Division to prevent consummation of this Agreement; provided, however,
                                                              --------  -------
that in no event shall such date be extended beyond August 1, 1998 unless extended by the mutual agreement of Buyer and Sellers.

     Section 9.2  Effect of Termination.  Each party's right of termination
                  ---------------------
under Section 9.1 is in addition to any other rights it may have under this
      -----------
Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section
                                                                      -------
9.1, all further obligations of the parties under this Agreement will terminate,
---
except that the obligations in Sections 7.7, 11.1 and 11.3 will survive;
                               ------------------     ----
provided, however, that if this Agreement is terminated by a party because of
--------  -------
the Breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue its remedies under Article 10 hereof, will survive such termination unimpaired.
               ----------


                                  ARTICLE 10.

                                INDEMNIFICATION

     Section 10.1  Survival; Right to Indemnification Affected by Knowledge.
                   --------------------------------------------------------
All representations, warranties, covenants, and obligations in this Agreement, the Schedules, the supplements to the Schedules and other certificates and documents delivered pursuant to this Agreement will survive the Closing; provided that Sellers' representations and warranties shall expire on December
--------
31, 1999 except for the Tax Warranty, which shall survive until the Tax Statute of Limitations Date. No claim for indemnification may be made against Sellers under this Agreement unless Buyer notifies Sellers of a bona fide claim specifying the factual basis of that claim in reasonable detail to the extent then known (without regard to the definition of "Knowledge" contained in this Agreement) by Buyer on or before the date of expiration of the applicable representation, warranty, covenant or obligation.

     Section 10.2  Indemnification by Sellers.  Sellers, severally in proportion
                   --------------------------
to their respective ownership interest in Kestrel immediately prior to the Closing, agree to indemnify the Buyer, its officers, directors, employees, agents and representatives (collectively, the "Buyer Indemnified Parties")
                                               -------------------------
against, and agrees to hold each of the Buyer Indemnified Parties harmless from, any and all Losses incurred or suffered by any of them relating to or arising out of or in connection with any of the following:

     (a) any breach of or any inaccuracy in any representation or warranty made by the Sellers in this Agreement; or

     (b) any breach of or failure by any Seller to perform any covenant or obligation of Sellers set out in or contemplated by this Agreement.

     (c) any obligations of KSA.

     Section 10.3  Indemnification by Buyer.  The Buyer agrees to indemnify the
                   ------------------------
Sellers, their officers, directors, employees, agents and representatives (collectively, the "Seller Indemnified Parties") against, and agrees to hold
                    --------------------------
each of them harmless from, any and all Losses incurred or suffered by them relating to or arising out of or in connection with any of the following:

     (a) any breach of or any inaccuracy in any representation or warranty made by the Buyer in this Agreement; or

     (b) any breach of or failure by the Buyer to perform any covenant or obligation of the Buyer set out in or contemplated by this Agreement.

     Section 10.4  Indemnification Procedures.  A party which believes it is
                   --------------------------
entitled to indemnification hereunder (an "Indemnified Party") shall promptly
                                           -----------------
(but in any event within fifteen (15) days after any claim is asserted against the Indemnified Party) give written notice to the party believed to be responsible for indemnification hereunder (the "Indemnifying Party") of any
                                                ------------------
claim or the commencement of any Proceeding by any Person (a "Claim"), in
                                                              -----
respect of which indemnity may be sought hereunder; provided that the delay in
                                                    --------
giving, or the failure to give, such written notice shall not limit the Indemnifying Party's obligation to provide indemnification hereunder except to the extent that the Indemnifying Party is materially damaged by such delay or failure. The Indemnified Party shall notify the Indemnifying Party with reasonable particularity of the basis for the Claim and the Indemnified Party shall give the Indemnifying Party such other information with respect thereto as the Indemnifying Party may reasonably request. Upon receipt of the notice of such Claim, the Indemnifying Party may by giving notice to the Indemnified Party and at the Indemnifying Party's own expense: (i) participate in the defense of such Claim at any time during the course of such Claim; or (ii) assume the defense thereof; provided, however, that the Indemnifying Party shall thereafter
                 --------  -------
consult with the Indemnified Party upon the Indemnified Party's reasonable request from time to time with respect to such Claim. If the Indemnifying Party assumes such defense, the Indemnified Party shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party; provided,
                                                                       --------
further, that if there are legal or equitable defenses available to an
-------
Indemnified Party which are not available to or ascertainable by the Indemnifying Party with respect to such Claim, the Indemnified Party shall have the right to participate in the defense and employ counsel at the reasonable expense of the Indemnifying Party for such purpose (provided that the Indemnifying Party shall not be required to reimburse the expenses and costs of more than one law firm for such purpose). Whether or not the Indemnifying Party chooses to defend any such Claim, all of the parties hereto shall cooperate in the defense thereof. After notice from the Indemnifying Party of its election so to assume the defense thereof, the Indemnifying Party shall not be liable (except as provided in the second preceding sentence) to such Indemnified Party for any legal or other expense in connection with such defense incurred by the Indemnified Party after such date. The parties hereto agree that any such defense shall be conducted expeditiously and that the Indemnified Party shall be advised of all significant developments.

     Section 10.5  Settlement.  Any settlement or compromise made or caused to
                   ----------
be made by the Indemnified Person or the Indemnifying Person, as the case may be, of any Claim of the kind referred to in Section 10.4 shall also be binding
                                            ------------
upon the Indemnifying Person or the Indemnified Person, as the case may be, in the same manner as if a final judgment or decree had been entered by a court of competent jurisdiction in the amount of such settlement or compromise; provided,
                                                                       --------
however, that no obligation, restriction or Loss shall be imposed on the
-------
Indemnified Person as a result of such settlement without its prior written consent. If the Indemnifying Party assumes the defense of any Claim as described in Section 10.4 and so long as the Indemnifying Party is defending
             ------------
such Claim in good faith, the Indemnifying Party shall
have the right to settle such Claim and the Indemnified Party will not settle such Claim; provided, however, that no obligation, restriction or Loss shall be
            --------  -------
imposed on the Indemnified Person as a result of such settlement without its prior written consent; and provided further that the Indemnified Party shall have no right to settle any Claim the defense of which it has assumed if the Indemnified Party is participating in the defense as a result of there being legal or equitable defenses available to an Indemnified Party which are not available to or ascertainable by the Indemnifying Party with respect to such Claim. The Indemnified Person will give the Indemnifying Person at least fifteen (15) days' notice of any proposed settlement or compromise of any claim, suit, action or proceeding it is defending, during which time the Indemnifying Person may reject such proposed settlement or compromise; provided, however, that from and after such rejection, the Indemnifying Person shall be obligated to assume the defense of and full and complete liability and responsibility for such claim, suit, action or proceeding and any and all Losses in connection therewith in excess of the amount of unindemnifiable Losses which the Indemnified Person would have been obligated to pay under the proposed settlement or compromise.

     Section 10.6  Limitations on Liability.  Notwithstanding the foregoing, a
                   ------------------------
claim by any of the parties pursuant to this Article 10 against the other
                                             ----------
parties (other than a claim relating to or arising in connection with any obligations of KSA) shall not be asserted unless and until the aggregate and cumulative totals of all such claims by the Buyer Indemnified Parties or Seller Indemnified Parties, as the case may be, shall have exceeded One Hundred Thousand Dollars ($100,000). However, if claims made by Buyer exceed the sum of $100,000, then the indemnification and payment obligations of Sellers hereunder shall include all claims which Buyer has asserted, inclusive of the first $100,000 in claims. Claims relating to or arising in connection with any obligations of KSA shall not be subject to the $100,000 threshold set forth herein. Notwithstanding any provisions herein to the contrary, Sellers' obligations under this Article 10 shall be limited, in the aggregate to the
                       ----------
Purchase Price.

     Section 10.7  Right of Setoff.  If Sellers shall be required to pay any
                   ---------------
amounts to Buyer under this Article 10, then Buyer shall first offset any such
                            ----------
amounts against any amounts in the Escrow Account (as defined in the Escrow Agreement) pursuant to procedures set forth in the Escrow Agreement.


                                  ARTICLE 11.

                              GENERAL PROVISIONS

     Section 11.1  Expenses.  Except as otherwise expressly provided in this
                   --------
Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, Representatives, counsel, and accountants; provided, however, any sales,
                                                   --------  -------
transfer, use or other Tax or recording cost incurred upon the sale or transfer of the Shares shall be borne by Buyer.

     Section 11.2  Notices.  All notices, consents, waivers, and other
                   -------
communications under this Agreement shall be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

     Sellers:

          Kestrel Services Ltd.
          P.O. Box 219
          Butterfield House, Fifth Floor
          Fort Street
          Grand Cayman
          British West Indies
          Attention: Robin Jarvis
          Facsimile: (345) 949-4590

     with a copy to:

          Mayer, Brown & Platt
          700 Louisiana, Suite 3600
          Houston, Texas 77002
          Attention: Paul B. Clemenceau
          Facsimile: (713) 224-6410

          Lynda Grindrod
          1426 Milford
          Houston, Texas 77006

          Donald J. Schad
          16306 Kempton Park Drive
          Spring, Texas 77379

          Philip Burguieres
          Weatherford International
          711 Louisiana Street, 33rd Floor
          Houston, Texas 77002

          John Gourley
          7528 Glen Albons Circle
          Dallas, Texas 75226

          C. Berdon Lawrence
          55 Waugh Drive
          Houston, Texas 77007
          Facsimile: (713) 868-6422

     with a copy to:

          Mayor, Day, Caldwell & Keeton
          700 Louisiana, Suite 1900
          Houston, TX 77002
          Attention: Eddy J. Rogers, Esq.
          Facsimile: (713) 225-7047

     Buyer:

          Pierce Leahy - Corporate Center
          631 Park Avenue
          King of Prussia, Pennsylvania 19406
          Attention: J. Peter Pierce, President
          Facsimile: (610) 992-8394

     with copy to:

          Cozen and O'Connor
          1900 Market Street
          Philadelphia, Pennsylvania 19103
          Attention:   Richard J. Busis, Esq.
          Facsimile:  (215) 665-2013

     Section 11.3  Jurisdiction; Service of Process; Waiver of Jury Trial;
                   -------------------------------------------------------
Attorneys' Fees.
---------------

     (a) Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Texas, County of Harris, or, if it has or can acquire subject matter jurisdiction, in the United States District Court for the Southern District of Texas, Houston Division and each of the parties consents to the personal, and to the extent possible, subject matter jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid or jurisdiction asserted therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world. Kestrel Services Ltd. hereby irrevocably agrees that valid and enforceable process upon it may be made by serving a copy of a complaint and initial process upon Mayer, Brown & Platt at the address and in the manner set forth in Section 11.2 for notice, and so long as service is made in that manner waives all objections to defects in service or form of process.

     (b) As to any Proceeding between the parties hereto or their Representatives concerning any provisions of this Agreement or the rights and duties of any Person hereunder, solely as between the parties hereto or their successors, the party or parties prevailing in such Proceeding will be entitled to the reasonable fees and expenses of counsel and court or arbitration costs incurred by reason of such litigation or arbitration.

     Section 11.4  Arbitration.  Any dispute, controversy or claim arising in
                   -----------
connection with or related to this Agreement or the Escrow Agreement, including any question regarding their existence, validity or termination, or regarding a breach thereof shall be referred to and finally settled by arbitration in accordance with the provisions of this Section 11.4. Questions of arbitral law
                                  -----------------
and procedure shall be governed by the terms of this Agreement and, to the extent any issues are not explicitly addressed herein, in order of preference, by the Texas International Arbitration Act, Tex.civ.prac.& Rem.code (S) 172.001 et seq, and the United States Arbitration Act, 9 U.S.C. (S) 1 et seq.

     (a) Arbitrator Defined.  As used herein, "Arbitrator" shall mean any
         ------------------                    ----------
natural person who is a resident of the United States and who is not an employee or former employee of any of the parties hereto or of any entity or person affiliated with any party. In the selection and appointment of Arbitrators the parties each agree to act in good faith to name persons with experience and expertise in the subject matter involved.

     (b) Appointment of Arbitrators.  The demand for arbitration (1) shall be in
         --------------------------
writing, (2) shall be served on all the other parties to this Agreement in the manner prescribed herein for the giving of notices, and (3) shall set forth a short statement of the factual basis for the claim, specify with reasonable particularity the matter or matters to be arbitrated and the relief sought (if monetary, the amount thereof), and identify the name and address of the Arbitrator chosen by the party making such demand. Within twenty (20) days after receipt of the demand, the other party to the dispute shall appoint an Arbitrator and give written notice of such appointment to all other parties and shall specify the name and address of such Arbitrator. If such party shall fail to appoint an Arbitrator and notify the other parties as herein provided within such twenty-day period, the party making the demand shall have the right to apply to the American Arbitration Association in Houston, Texas for an appointment of an Arbitrator.

     (c) Procedure.  The two Arbitrators appointed or selected as set forth in
         ---------
clause (b) of this Section 11.4 shall appoint a third Arbitrator as soon as
              -----------------
practicable, or if they do not do so within thirty (30) days after notice is given to the parties of the appointment of the second Arbitrator, any party may apply to the American Arbitration Association appointment of a third Arbitrator. After the appointment of the third Arbitrator, the Arbitrators shall hold a conference with the parties as soon as practicable to define and narrow the issues and claims to be arbitrated, to define and limit discovery, and to identify the form of evidence to be presented. Any arbitration pursuant hereto shall be conducted by the Arbitrators under the guidance of the Federal Rules of Civil Procedure and the Federal Rules of Evidence, but the Arbitrators shall not be required to comply strictly with such Rules in conducting any such arbitration. The Arbitrators shall conduct such evidentiary or other hearings as they deem necessary or appropriate and thereafter shall make their determination as soon as practicable. All such arbitration proceedings shall take place in the Houston, Texas metropolitan area.

     (d) Discovery.  In any such arbitration proceeding, subject to any
         ---------
appropriate protective order, each party thereto shall have full access to the relevant books and records of the other party prior to the submission of evidentiary materials by the parties, and the power to call any employee, agent or officer of any other party for testimony before or at any evidentiary hearing held by the arbitrators, unless the arbitrators for good reason order otherwise. The parties shall be entitled to discovery to the extent permitted by the United States Rules of Federal Procedure, and any such discovery shall be performed in a period defined by the Arbitrators.

     (e) Fees.  Each party shall bear its own costs and expenses incurred in
         ----
the arbitration, including the fees and expenses of the arbitrator appointed by the party. The fees and expenses of the third Arbitrator shall be borne equally by the parties.

     (f) Award.  The Arbitrators shall render their decision and award upon the
         -----
concurrence of at least two of their number. Such decision and award shall be in writing and state the reasons upon which it is based, and counterpart copies thereof shall be delivered to each of the parties. In rendering such decision and award, the Arbitrators shall not add to, subtract from or otherwise modify the provisions of this Agreement or any agreement entered into pursuant hereto.

     (g) Limitation of Other Proceedings.  Each of the parties agrees that it
         -------------------------------
will not file (nor will it cause any other party or person to file) any suit or otherwise commence any legal action or proceeding in a court asserting a claim which may be submitted to arbitration pursuant to this Agreement. Upon the entry of an order by a court dismissing or staying any such action or proceeding pending arbitration pursuant to this Agreement, the party which filed such action or proceeding shall promptly pay to the other party the attorneys' fees, costs and expenses incurred in that court proceeding by such other party prior to the entry of such order.

     Section 11.5  Waiver.  Neither the failure nor any delay by any party in
                   ------
exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege.

     Section 11.6  Entire Agreement and Modification.  Except as specified
                   ---------------------------------
herein or as stated in the next sentence, this Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement signed by the parties hereto.

     Section 11.7  Schedules.  Any disclosure made for purposes of, and included
                   ---------
in, any Schedule hereto (including any supplement or amendment thereto) shall be deemed made and disclosed to Buyer for purposes of all representations and warranties made in this Agreement.

     Section 11.8  Assignments, Successors, and No Third-Party Rights.  Neither
                   --------------------------------------------------
party may assign any of its rights under this Agreement without the prior consent of the other parties. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

     Section 11.9  Severability.  If any provision of this Agreement is held
                   ------------
invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

     Section 11.10 Section Headings, Construction.  The headings of Sections in
                   ------------------------------
this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

     Section 11.11 Time of Essence.  With regard to all dates and time periods
                   ---------------
set forth or referred to in this Agreement, time is of the essence.

     Section 11.12 Governing Law.  This Agreement will be governed by the laws
                   -------------
of the State of Texas without regard to conflicts of laws principles.

     Section 11.13 Counterparts.  This Agreement may be executed in one or more
                   ------------
counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. Any counterpart signature page delivered by facsimile transmission shall be deemed to be and have the same force and effect as an originally executed signature page.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.


Sellers:                            Buyer:

KESTREL SERVICES LTD.               PIERCE LEAHY CORP.


By:                                   By:
Name:                                 Name:
Title:                                Title:


LYNDA GRINDROD


DONALD J. SCHAD


PHILIP BURGUIERES


JOHN GOURLEY


C. BERDON LAWRENCE